Exhibit 3.2

SECOND AMENDED AND RESTATED

BYLAWS

OF

CORVEL CORPORATION

ARTICLE I

OFFICES

Section 1.   Registered Office.  The registered office shall be in the City of Dover, County of Kent, State of Delaware.

Section 2.   Other Offices.  The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may on an annual basis determine or the business of the corporation may require.

Section 3.   Books and Records.  The books and records of the corporation may be kept at the corporation’s headquarters in Irvine, California or at such other locations outside the State of Delaware as may from time to time be designated by the Board of Directors.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.   Place of Meetings.  All meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware, or by means of remote communication, which may include a virtual meeting, as determined by the Board of Directors in its sole discretion and as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of meeting.

Section 2.   Annual Meeting.  The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting in accordance with these Bylaws shall be held at such date, time, and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such date, time, and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 3.   Notice of Annual Meeting.  Written notice of the annual meeting stating the place (if any), date, hour, and means of remote communication, if any, of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 4.   Voting List.  The officer who has charge of the stock ledger of the corporation shall prepare and make, or cause a third party to prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law.

Section 5.   Special Meetings.  Special meetings of the stockholders of this corporation, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, shall be called by the Chairman of the Board, Chief Executive Officer or Secretary at the request in writing of the Chairman of the Board, Chief Executive Officer or a majority of the members of the Board of Directors, and may not be called absent such a request.  Such request shall state the purpose or purposes of the proposed meeting.

Section 6.   Notice of Special Meetings.  As soon as reasonably practicable after receipt of a request as provided in Section 5 of this Article II, written notice of a special meeting, stating the place (if any), date (which shall be not less than ten (10) nor more than sixty (60) days from the date of the notice), hour, and means of remote communication, if any, of the special meeting and the purpose or purposes for which the special meeting is called, shall be given to each stockholder entitled to vote at such special meeting.

Section 7.   Scope of Business at Special Meeting.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice given pursuant to Section 5 of this Article II.

Section 8.   Quorum and Adjourned Meetings.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time, place, if any, thereof and the means of remote communication, if any, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting as provided in Section 5 of this Article II.

Section 9.   Qualifications to Vote.  The stockholders of record on the books of the corporation at the close of business on the record date as determined by the Board of Directors and only such stockholders shall be entitled to vote at any meeting of stockholders or any adjournment thereof.

Section 10.   Record Date.  The Board of Directors may fix a record date for the determination of the stockholders entitled to notice of or to vote at any stockholders' meeting and at any adjournment thereof, and to fix a record date for any other purpose.  The record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 11.   Action at Meetings.  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the corporation’s bylaws or certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 12.   Voting and Proxies.  Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.  Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless it is coupled with an interest sufficient in law to support an irrevocable power.

Section 13.   Nominations for Board of Directors.  Nominations for election to the Board of Directors must be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors.  Nominations, other than those made by the Board of Directors of the corporation, must be preceded by notification in writing in fact received by the Secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting, or (ii) with respect to the election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.  Such notification shall be addressed to the Chair of the Nomination and Governance Committee of the Board of Directors care of the Secretary of the corporation and include the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee:

(a)the name and address of the nominee;

(b)the name and address of the stockholder making the nomination;

(c)a representation that the nominating stockholder is a stockholder of record of the corporation’s stock entitled to vote at the next annual meeting and intends to appear in person or by proxy at such meeting to nominate the person specified in the notice;

(d)the nominee’s qualifications for membership on the Board of Directors;

(e)all of the information that would be required in a proxy statement soliciting proxies for the election of the nominee as a director pursuant to the rules and regulations of the United States Securities and Exchange Commission;

(f)a description of all direct or indirect arrangements or understandings between the nominating stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to whose request the nomination is being made by the stockholder;

(g)all other companies to which the nominee is being recommended as a nominee for director; and

(h)a signed consent of the nominee to cooperate with reasonable background checks and personal interviews, and to serve as a director of the corporation, if elected.

The presiding officer of the meeting shall have the authority to determine and declare to the meeting that a nomination not preceded by notification made in accordance with the foregoing procedure shall be disregarded.

Section 14.   Stockholder Proposals for Meetings.  At any meeting of the stockholders, only such business shall be conducted as shall be properly brought before the meeting. Except with respect to nominations for the election of directors, which shall be governed by Section 12 of this Article II, in order for business to be properly brought before a meeting, the business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder.  For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation.  To be timely, a stockholder's notice must be delivered to or mailed and received at the principal place of business of the corporation not later than (i) with respect to business brought before an annual meeting of stockholders, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting, or (ii) with respect to business brought before a special meeting of stockholders, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.  A stockholder's written notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address as they appear on the corporation's books of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by such stockholder, (d) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such matter before the meeting, (e) such other information regarding the business proposed by such stockholder as would be required to be included in a proxy statement pursuant to the rules and regulations of the United States Securities and Exchange Commission, and (f) any material interest of such stockholder in such business.  Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at a meeting unless properly brought before such meeting in accordance with the procedures set forth in this Section 13 of Article II.  The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 13 of Article II and if it shall be so determined, the chairman of the meeting shall so declare this to the meeting and such business not properly brought before the meeting shall not be transacted.

Section 15.   Conduct of Meetings of Stockholders.  The Chairman of the Board of Directors, or if there shall be none or in his or her absence, the highest ranking officer of the corporation, among a group consisting of the Chief Executive Officer, President and the Vice-Presidents, who is present at the meeting, or in all of their absences an individual designated by the Board of Directors, shall call to order and act as the Chair of any meeting of the stockholders of the corporation.  The Secretary of the corporation shall serve as the secretary of the meeting or, if there shall be none or in his or her absence, the secretary of the meeting shall be such person as the Chair of the meeting appoints.  The Board of Directors may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to take or refrain from taking such actions as, in the judgment of the Chair of the meeting, are appropriate for the conduct of the meeting.  To the extent not prohibited by applicable law, such rules, regulations and procedures, whether adopted by the Board of Directors or prescribed by the Chair of the meeting, may include, without limitation, establishment of (i) an agenda or order of business for the meeting, (ii) the method by which business may be proposed and procedures for determining whether business has been properly (or not properly) introduced before the meeting, (iii) procedures for casting and the form of ballots to be used by stockholders in attendance at the meeting and the procedures to be followed for counting stockholder votes, (iv) rules, regulations and procedures for maintaining order at the meeting and the safety of those present, (v) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized proxies or such other persons as the Chair of the meeting shall determine, (vi) restrictions on entry to the meeting after the time fixed for commencement thereof and (vii) limitations on the time allotted to questions or comments by participants.  Unless and to the extent otherwise determined by the Board of Directors or the Chair of the meeting, it shall not be necessary to follow Roberts’ Rules of Order or any other rules of parliamentary procedure at the meeting of stockholders.  Following completion of the business of the meeting as determined by the Chair of the meeting, the Chair of the meeting shall have the exclusive authority to adjourn the meeting.

Section 16.   Inspectors of Elections.  The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the corporation, to act at the meeting and make a written report thereof.  One or more persons may be designated as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.

ARTICLE III

DIRECTORS

Section 1.   Powers.  The business of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certification of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 2.   Number; Election; Tenure and Qualification.  The number of directors which shall constitute the whole Board of Directors shall be seven (7).  With the exception of the first Board of Directors, which shall be elected by the incorporator, and except as provided in the corporation's certificate of incorporation or in Section 3 of this Article III the directors shall be elected at the annual meeting of the stockholders by a plurality vote of the shares represented in person or by proxy and each director elected shall hold office until his successor is elected and qualified unless he shall resign, become disqualified, disabled, or otherwise removed.  Directors need not be stockholders.

Section 3.   Vacancies and Newly-Created Directorships.  Unless otherwise provided in the certificate of incorporation, vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director.  The directors so chosen shall serve for the remainder of the term of the vacated directorships being filled and until their successors are duly elected and shall qualify, unless sooner displaced.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 4.   Location of Meetings.  The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5.   Meeting of Newly Elected Board of Directors.  The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.  In the event such meeting is not held at such time, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 6.   Regular Meetings.  Regular meetings of the Board of Directors may be held upon at least seven (7) days prior written notice at such time and at such place as shall from time to time be determined by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of such location.  Notice may be waived in accordance with Section 229 of the Delaware General Corporation Law.

Section 7.   Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board or Chief Executive Officer on ten (10) days' notice to each director by mail or seven (7) days' notice to each director by overnight courier service or facsimile; special meetings shall be called by the Chairman of the Board, Chief Executive Officer or Secretary in a like manner and on like notice on the written request of two (2) directors unless the Board of Directors consists of only one (1) director, in which case special meetings shall be called by the Chairman of the Board, Chief Executive Officer or Secretary in a like manner and on like notice on the written request of the sole director.  Notice may be waived in accordance with Section 229 of the Delaware General Corporation Law.

Section 8.   Quorum and Action at Meetings.  At all meetings of the Board of Directors a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9.   Action Without a Meeting.  Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors of committee.

Section 10.   Telephonic Meeting.  Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors, or any committee, upon proper notice duly given, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 11.   Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one (1) or more of the directors of the corporation.  The Board of Directors may make, alter and repeal a committee’s charter or other rules for the conduct of such committee’s business.  A majority of all the members of any such committee may determine its actions, establish its procedures and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide.  The Board of Directors shall have power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time, unless otherwise provided in such committee’s charter, or other rules for the conduct of its business, adopted by the Board of Directors.

Section 12.   Committee Authority.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation as is consistent with its charter, if any, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, amending the bylaws of the corporation, or any action requiring unanimous consent of the Board of Directors pursuant to the terms of the certificate of incorporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 13.   Committee Minutes.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 14.   Directors Compensation.  Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 15.   Resignation.  Any director of the corporation may resign at any time.  Each such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by either the Board of Directors, the Chairman, the Chief Executive Officer or the Secretary.  The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.

ARTICLE IV

NOTICES

Section 1.   Notice to Directors and Stockholders.  Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Without limiting the manner by which notice may otherwise be given, notice may be given to any stockholder by a form of electronic transmission that satisfies the requirements of the Delaware General Corporation Law and has been consented to by the stockholder to whom notice is given.  An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the corporation that the notice has been given shall in the absence of fraud, be prima facie evidence of the facts stated therein.  Without limiting the manner by which notice may otherwise be given, notice to directors may also be given by telephone, facsimile, telegram or any form of electronic transmission that satisfies the requirements of the Delaware General Corporation Law.

Section 2.   Waiver.  Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  The written waiver need not specify the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

Section 1.   Enumeration.  The officers of the corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Secretary, a Treasurer or Chief Financial Officer and such other officers with such other titles as the Board of Directors shall determine.  The Board of Directors may elect from among its members a Chairman or Chairmen of the Board and a Vice-Chairman of the Board.  The Board of Directors may also choose one (1) or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers.  Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

Section 2.   Election.  The Board of Directors at its first meeting after each annual meeting of stockholders shall elect a Chief Executive Officer, a President, a Secretary, a Treasurer or Chief Financial Officer and such other officers with such other titles as the Board of Directors shall determine.

Section 3.   Appointment of Other Agents.  The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4.   Compensation.  The salaries of all officers of the corporation shall be fixed by the Board of Directors.  The salaries of agents of the corporation shall, unless fixed by the Board of Directors, be fixed by the Chairman of the Board, Chief Executive Officer, President or any Vice-President of the corporation.

Section 5.   Tenure.  The officers of the corporation shall hold office until their successors are chosen and qualify, or until their earlier death, resignation or removal.  Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors of the Board of Directors or, except in the case of any officer elected by the Board of Directors, by any officer upon whom the power of removal may be conferred by the Board of Directors.  Such removal from office shall not affect any rights that such removed officer may have under any employment or stockholder agreement.  Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

Section 6.   Resignation.  Any officer of the corporation may resign at any time.  Each such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by either the Board of Directors, the Chairman, the Chief Executive Officer or the Secretary.  The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.

Section 7.   Chairman of the Board and Vice-Chairman of the Board.  The Chairman or Chairmen of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he or they shall be present.  He or they shall have and may exercise such powers as are from time to time, assigned to him or them by the Board and as may be provided by law.  In the absence of the Chairman of the Board, the Vice-Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present.  He shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law.

Section 8.   Chief Executive Officer.  The Chief Executive Officer shall have general supervisory management over the business of the corporation, shall report to the Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried into effect, all subject to the general control of the Board of Directors, and shall have authority to execute such contracts and take such actions required in connection therewith.  In the absence of the Chairman of the Board for any reason, including the failure of the Board of Directors to elect the Chairman of the Board, or in the event of the Chairman’s inability or refusal to act, the Chief Executive Officer shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board.

Section 9.   President.  The President shall be the Chief Operating Officer of the corporation, shall be responsible for the active management of the business of the corporation,

shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer and shall have authority to execute such contracts and take such actions required in connection therewith.  The Chairman, Chief Executive Officer, President, Chief Financial Officer or any Vice-President may execute bonds, contracts, mortgages, deeds, leases, checks, demands for money, notes and other instruments to be made or executed for or on behalf of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.  In the absence of the Chief Executive Officer for any reason, including the failure of the Board of Directors to elect a Chief Executive Officer, or in the event of the Chief Executive Officer’s inability or refusal to act, the President or any Vice-President designated by the Board of Directors shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

Section 10.   Vice-President.  In the absence of the President or in the event of his inability or refusal to act, the Vice-President, if any (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President.  The Vice-President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 11.   Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision he shall be.  He shall have custody of the corporate seal of the corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 12.   Assistant Secretary.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 13.   Treasurer.  The Treasurer shall be the Chief Financial Officer of the corporation unless such title is assigned to another person, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors or Chief Executive Officer, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.  If required by the Board of Directors, the Treasurer shall give the corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 14.   Assistant Treasurer.  The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

CAPITAL STOCK

Section 1.   Certificates.  The shares of the corporation shall be represented by certificates, provided that the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.  Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation, representing the number of shares registered in certificate form.  Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be specified.  Certificates shall be in such form as the Board of Directors may from time to time prescribe, to the extent consistent with applicable law, provided that the corporation shall not have the power to issue a certificate in bearer form.

Section 2.   Class or Series.  If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 3.   Signature.  Any of or all of the signatures on a certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 4.   Lost Certificates.  The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or certificates or uncertificated shares.

Section 5.   Transfer of Stock.  The shares of the stock of the corporation shall be transferred on the books of the corporation by the holder thereof in person or by his or her attorney, (i) with regard to certificated shares, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the corporation or its agents may reasonably require, and (ii) with regard to uncertificated shares, upon delivery of an instruction duly executed, and with such proof of the authenticity of the signature as the corporation or its agents may reasonably require.  Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the corporation to do so.

Section 6.   Record Date.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting nor more than sixty (60) days prior to any of the other foregoing actions.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 7.   Registered Stockholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

Section 1.   Dividends.  Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the certificate of incorporation.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the Board of Directors shall think conducive to the interest of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 2.   Checks.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3.   Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 4.   Seal.  The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware."  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 5.   Loans.  The Board of Directors of this corporation may, without shareholder approval, authorize loans to, or guaranty obligations of, or otherwise assist, including, without limitation, the adoption of employee benefit plans under which loans and guarantees may be made, any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the Board of Directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation.  The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation.  Notwithstanding the foregoing, the corporation’s ability to make loans to its officers shall be subject to all other limitations and requirements set forth in the Delaware General Corporation Law and the Sarbanes-Oxley Act of 2002, as may be amended from time to time.

ARTICLE VIII

INDEMNIFICATION

Section 1.   Scope.  The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as that Section may be amended and supplemented from time to time, indemnify any director and executive officer of the corporation, against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement and/or other matters referred to in or covered by that Section, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Section 2.   Advancing Expenses.  Expenses incurred by a director or executive officer of the corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or executive officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by relevant sections of the General Corporation Law of Delaware; provided, however, the corporation shall not be required to advance such expenses to a director or executive officer (i) who commences any action, suit or proceeding as a plaintiff unless such advance is specifically approved by a majority of the Board of Directors or (ii) who is a party to an action, suit or proceeding brought by the corporation and approved by a majority of the Board which alleges willful misappropriation of corporate assets by such director or executive officer, disclosure of confidential information in violation of such director's or executive officer’s fiduciary or contractual obligations to the corporation, or any other willful and deliberate breach in bad faith of such director's or executive officer’s duty to the corporation or its stockholders.

Section 3.   Liability Offset.  The corporation's obligation to provide indemnification under this Article VIII shall be offset to the extent the indemnified party is indemnified by any other source including, but not limited to, any applicable insurance coverage under a policy maintained by the corporation, the indemnified party or any other person.

Section 4.   Continuing Obligation.  The provisions of this Article VIII shall be deemed to be a contract between the corporation and each director of the corporation, who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to  any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

Section 5.   Nonexclusive.  The indemnification and advancement of expenses provided for in this Article VIII shall (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director or executive officer and (iii) inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.   Other Persons.  In addition to the indemnification rights of directors and executive officers of the corporation, the Board of Directors in its discretion shall have the power on behalf of the corporation to indemnify any other person made a party to any action, suit or proceeding who the corporation may indemnify under Section 145 of the General Corporate Law of Delaware.

Section 7.   Definitions.  The phrases and terms set forth in this Article VIII shall be given the same meaning as the identical terms and phrases are given in Section 145 of the General Corporate Law of Delaware, as that Section may be amended and supplemented from time to time.

ARTICLE IX

AMENDMENTS

Except as otherwise provided in the certificate of incorporation, these bylaws may be altered, amended or repealed or new bylaws may be adopted by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding voting shares or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.  If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the certificate or incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws as set forth herein.

CERTIFICATE OF SECRETARY
OF
CORVEL CORPORATION

The undersigned, Richard J. Schweppe, hereby certifies that he is the duly elected and acting Secretary of CorVel Corporation, a Delaware corporation (the “Corporation”), and that the attached document is a true and complete copy of the Second Amended and Restated Bylaws of the Corporation as in effect on the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of August 3, 2020.

/s/ Richard J. Schweppe
Richard J. Schweppe,
Secretary